Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	March 16, 2023

BUTLER NATIONAL CORPORATION ANNOUNCES Third QUARTER FISCAL YEAR 2023 FINANCIAL RESULTS AND CONFERENCE CALL

- Revenue increased 16% to $20.5 million for the third quarter resulting in quarterly earnings of three cents per share -

OLATHE, KANSAS, March 16, 2023, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the third quarter fiscal 2023 ended January 31, 2023.  The Company will defer the conference call for the quarter to a planned fiscal year end results call following the filing of the Company's Form 10-K.

Historical selected financial data related to all operations:
	Quarter Ended January 31		Nine Months Ended January 31
	(In thousands)		(In thousands)
	2023	2022	2023	2022
Revenue	$20,464	$17,618	$55,093	$54,012
Operating Income	$3,385	$4,402	$9,012	$13,167
Net Income	$1,977	$2,684	$5,091	$8,740
Total Assets	$111,077	$98,076	$111,077	$98,076
Long-term obligations	$43,172	$46,201	$43,172	$46,201
Stockholders' Equity	$46,446	$38,415	$46,446	$38,415
Weighted Average Shares - Diluted	76,664	75,343	76,634	75,358
Earnings Per Share	$0.03	$0.04	$0.07	$0.12
New Product Research and Development Cost	$578	$659	$2,335	$1,855

Management Comments

The quarter-ended January 31, 2023, was a positive quarter.  Both the Professional Services and Aerospace Products segments experienced increases in revenue. Revenue increased 16% to $20.5 million in the three months ended January 31, 2023, as compared to $17.6 million in the three months ended January 31, 2022. The increase in revenue reflects an increase of 25% in Aerospace Products revenue and an increase of 8% in Professional Services revenue. Our Aerospace Products segment continues to focus on new opportunities in international markets, obsolescence solutions and the development of new Federal Aviation Administration supplemental type certificates (“STCs”). Sports wagering became legal in the State of Kansas on September 1, 2022, and resulted in a new revenue source of $1.2 million for the Professional Services segment. In addition to the online platform, we initially opened a temporary physical sports book and now feature a permanent DraftKings branded physical sports book at Boot Hill Casino.

Third quarter fiscal 2023 net income was $2.0 million compared to a net income of $2.7 million in the third quarter fiscal 2022. Third quarter fiscal 2023 operating margin was 17% compared to 25% in third quarter fiscal 2022. We continue to review operational processes and methods to control general and administrative expenses.

During the three months ended January 31, 2023, we invested approximately $ 578  in the development and acquisition of new products.  This expenditure for design and development engineering, testing, and certification of new products is the foundation for Aerospace Products and is essential to our long-term revenue and profits.

We are positive about the remainder of fiscal 2023. Our cash position increased $4.7 million during the first nine months of fiscal 2023 and backlog remains strong at $27.1 million. Working with our contracted platform, we have brought online sports wagering to Kansans on behalf of the Kansas Lottery. We opened our permanent retail sports book at Boot Hill Casino & Resort on February 28, 2023. Management and all employees are focused on the development of new products, staffing, production and cost management.  We are committed to our customers and to increasing shareholder value.

Business Segment Highlights

Professional Services:

Revenue increased 8% for the three months ended January 31, 2023 to $9.6 million compared to $8.9 million in the three months ended January 31, 2022. The increase is due to sports book revenue of $1.2 million partially offset by a decrease in casino gaming revenue of $0.5 million.  Costs increased 15% in the three months ended January 31, 2023 to $3.8 million compared to $3.3 million for the three months ended January 31, 2022.  The increase is directly related to an increase in labor costs.  Costs were 39% of segment total revenues in the three months ended January 31, 2023, as compared to 37% of segment total revenues in the three months ended January 31, 2022. Expenses increased 4% in the three months ended January 31, 2023 to $3.5 million compared to $3.4 million in the three months ended January 31, 2022. Expenses were 37% of segment total revenues in the three months ended January 31, 2023, as compared to 38% of segment total revenues in the three months ended January 31, 2022. There was an operating income of $2.3 million in the three months ended January 31, 2023 compared to an operating income of $2.2 million in the three months ended January 31, 2022.

Aerospace Products:

Revenue increased 25% to $10.9 million in the three months ended January 31, 2023, compared to $8.7 million in the three months ended January 31, 2022. The increase in revenue is primarily due to a $1.8 million increase in aircraft modifications and a $200 increase in special mission electronics. Costs increased by 37% in the three months ended January 31, 2023 to $7.2 million compared to $5.2 million for the three months ended January 31, 2022.  The increase is directly related to the increase in material and labor costs. Costs were 66% of segment total revenue in the three months ended January 31, 2023, as compared to 60% of segment total revenue in the three months ended January 31, 2022. Expenses increased 99% in the three months ended January 31, 2023 to $2.6 million compared to $1.3 million in the three months ended January 31, 2022. Expenses were 24% of segment total revenue in the three months ended January 31, 2023, as compared to 15% of segment total revenue in the three months ended January 31, 2022. There was an operating income from Aerospace Products of $1.1 million in the three months ended January 31, 2023 compared to an operating income of $2.2 million in the three months ended January 31, 2022.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of January 31, 2023, our backlog totaled approximately $27.1 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is standard for the industry in which modifications services and related contracts may take several months or years to complete. Long term contracts increase backlog as additional customers request modifications but must wait for current projects to be completed. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment, and modifications to aircraft structural and electrical systems, to enhance and support special missions and commercial operations. Additionally, we also operate two Federal Aviation Administration (the "FAA") Repair Stations. Butler National companies, Avcon Industries, Inc., Butler Avionics and Butler National Tempe, in the Aerospace Products segment, concentrate on Learjet, Beechcraft King Air, Cessna turbine engine aircraft, as well as electronic controls. The Services segment includes gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

THE WORLDWIDE WEB:
Please review www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.